6

Exhibit  23(e)

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                         GARTMORE MUTUAL FUNDS II, INC.
                       (FORMERLY GAMNA SERIES FUNDS, INC.)

                                       AND

                      GARTMORE DISTRIBUTION SERVICES, INC.

     AGREEMENT, made as of this 18th day of August, 2003, by and between Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Funds, Inc.), a Maryland corporation (the "Company"), and Gartmore Distribution Services, Inc., a Delaware corporation (the "Underwriter").

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in business as an open-end investment company, as defined in the Investment Company Act of 1940 (the "1940 Act"), and is so registered with the Securities and Exchange Commission (the "SEC") under the provisions of the 1940 Act; and

     WHEREAS, it is mutually desired that the Underwriter undertake as agent of the Company, the sale and distribution of Shares of the investment portfolio of the Company which is listed on Schedule A to this Agreement (the "Fund").

     NOW,  THEREFORE,  the  parties  do  mutually  agree and promise as follows:

     1. Appointment as Underwriter. The Company hereby appoints the Underwriter their agent for the sale of the Shares covered by the registration statement for the Company. As used in this Agreement, the "registration statement" shall refer to the Company's current registration on Form N-1A and shall include the prospectus (Part A), Statement of Additional Information (Part B) and Part C, and together the current prospectus and Statement of Additional Information shall be referred to as the "Prospectus." The Company understands that Underwriter is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Company. The Company agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Company under this paragraph.

     2. Duties of Underwriter. (a) The Underwriter hereby accepts such appointment as distributor for the sale of the Shares and agrees that it will use its best efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Underwriter shall, at its own expense, finance appropriate activities which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

     (b) In its capacity as Underwriter, the Underwriter agrees to act in conformity with the Prospectus and the Company's Articles of Incorporation and Bylaws and with instructions received from the Board of Directors of the Company and shall conform to and comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the SEC thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934, as amended.

     (c) The Underwriter may, and when requested by the Board of Directors or their representatives shall, suspend its efforts to effectuate sales of Shares on behalf of the Company at any time when in the opinion of the Underwriter or of the Board of Directors no sales should be made because of market or other economic considerations or abnormal circumstances of any kind. The Company and its Board of Directors may withdraw the offering of the Shares (i) at any time with the consent of the Underwriter, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Underwriter does not undertake to sell all or any specific portion of the Shares.

     (d) The Underwriter agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when requested by the Company or when requested to divulge such information by duly constituted authorities, after prior notification to and approval in writing by the Company. Such approval shall not be unreasonably withheld and may not be withheld where the Underwriter may be exposed to civil or criminal contempt proceedings for failure to comply.

     3. Sale and Payment of Shares. (a) The Underwriter shall have the right to purchase Shares of the Funds at the net asset value in effect at the time that orders for such Shares are received by the Company or its authorized agent and to sell such Shares at the applicable public offering price through dealers or other persons. The public offering price for the Shares of the Fund shall be equal to the sum of (a) the net asset value per Share next computed for the Fund by the Company and (b) any applicable sales charge, all as set forth in the current Prospectus for the Fund. The net asset value of the Shares shall be determined in accordance with the provisions of the Company's Articles of Incorporation and the Prospectus. The Company shall allow the Underwriter as compensation for its services the particular sales charge applicable to the Shares sold. The Underwriter may fix the portion of the distribution charge to be allowed to dealers and others, to the extent that any changes in the distribution charge will be reflected in an amended prospectus.

     (b) The Underwriter agrees that it will deliver or cause to be delivered to the Company or to its authorized agent, as the Board of Directors may direct, an amount equal to the net asset value of Shares for which purchase orders have been placed with and accepted by the Underwriter and shall forward to the Company or its authorized agent, as the Board of Directors may direct, all orders for the purchase of Shares with reasonable promptness after the receipt and acceptance thereof by the Underwriter; provided, however, that the Underwriter shall have the sole right to accept or reject all orders for the purchase of Shares and will return promptly any rejected order together with the consideration which accompanied it.

     4. Issuance of Shares. The Company reserves the right to issue, transfer or sell Shares, which are otherwise subject to a sales charge, at net asset value (a) in connection with the merger or consolidation of the Company or the Fund with any other investment company or the acquisition by the Company or the Fund of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split;
(c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in the Prospectus of the Fund;
(e) in a sale to the directors, employees, officers and directors of or salespersons employed by the Underwriter and to officers, directors and employees of any investment adviser of the Company; and (f) otherwise in accordance with the Prospectus of the Fund.

     5.  The  Company  agrees  as  follows:

(1) to use its best efforts to maintain its registration as a diversified open-end management investment company under the 1940 Act, and to comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder;
(2) to register its Shares under the Securities Act of 1933, as amended (the "1933 Act"), and to use its best efforts to maintain such registration;
(3) to prepare and file such amendments to the registration statements and Prospectus and other statements or reports as may be necessary to comply with the 1933 Act, the 1940 Act, and the rules and regulations of the SEC;
(4) to furnish the Underwriter with a sufficient number of Prospectuses to meet the Underwriter's requirements for use in connection with sales of Shares, and that the Underwriter will not be required to use any prospectuses of the Company which shall not be in form and content satisfactory to counsel for the Underwriter; and
(5) at the request of the Underwriter, to take such steps as may be necessary and feasible to qualify Shares for sale in each state, territory or dependency of the United States of America, in the District of Columbia and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Company shall not be required to qualify Shares or to maintain the qualification of Shares in any state, territory, dependency, district or country where they shall deem such qualification disadvantageous to the Company.

6.  The  Underwriter  agrees  as  follows:

     (1) that the Underwriter and its officers or directors will purchase and keep Shares only for investment purposes;

     (2) that it will not purchase Shares from the Shareholders except as agent for the Company;

     (3) that upon the request of the Company or its representative it will furnish to the Company or such representative any information in its possession which is pertinent to the preparation of any Registration Statement, Prospectus or amendment thereto, or any report required by law or regulation; and

     (4) that neither the Underwriter nor any other person authorized by it to solicit purchases of Shares shall give any information or make any representations, other than those contained in the Registration Statement or Prospectus or in any supplemental sales literature authorized by the Company for use in connection with the sale of shares.

     7. Fees and Expenses. The Company may pay a distribution fee to the Underwriter determined in accordance with any applicable Distribution Plan adopted by the Directors and approved by the shareholders pursuant to Rule 12b-1 under the 1940 Act.

     The Underwriter shall pay reasonable expenses for (i) printing and distributing any prospectus and preparing, printing and distributing any other literature used by the Underwriter in connection with the offering of the Shares for sale to the public (except such expenses as may be incurred by the Company in connection with the preparation, printing and distribution of any Prospectus, report or other communication to Shareholders, to the extent that such expenses are necessarily incurred to effect compliance by the Company with any federal or state law or to enable such distribution to Shareholders), and (ii) advertising or any other literature in connection with such offering. The Company will pay or cause to be paid (i) all fees and expenses for the issue and delivery of Shares, and (ii) all auditing expenses of the Company.

8. Repurchase of Shares. The Board of Directors hereby appoint the Underwriter its agent to repurchase Shares, upon the written request of the Shareholders, accompanied by the certificate or certificates representing such Shares (if certificates for such Shares have been issued by the Company) properly endorsed for transfer, at the net asset value in effect at the time when the sale is made.

9. Indemnification. (a) The Company agrees to indemnify, defend and hold the Underwriter, its directors, officers and employees, and any person who controls the Underwriter within the meaning of Section 15 of the 1933 Act
("Underwriter Affiliates") free and harmless from and against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, which the Underwriter and the Underwriter Affiliates may incur under the 1933 Act or any other statute or common law, arising out of or based upon any untrue statement of a material fact or omission to state a material fact required to be stated in any registration statement or prospectus or necessary in order to make the statements therein not misleading or such a registration statement or prospectus that contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, , in light of the circumstances under which they were made, not misleading. Provided, however, the Company does not agree to indemnify the Underwriter and the Underwriter Affiliates or hold them harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Company in writing by or on behalf of the Underwriter; and further provided that the Company's agreement to indemnify Underwriter and the Underwriter Affiliates shall not be deemed to cover any liability to the Company or its Shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriters reckless disregard of its obligations and duties under this Agreement.

     (b) The Underwriter agrees to indemnify, defend and hold the Company, its several officers and Board of Directors and any person who controls the Company within the meaning of Section 15 of the 1933 Act ("Company Affiliates") against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) which the Company and the Company Affiliates may incur under the 1933 Act or any other statute or common law, but only to the extent that such liability or expense incurred by the Company or the Company Affiliates resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Underwriter to the Company and used in the answers to any of the items of the registration statement or in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Underwriter to the Company required to be stated in such answers or necessary to make such information not misleading.

     10. Term, Duration and Termination. The term of this Agreement shall begin as of the date first written above (or, if a particular Fund is not in existence on that date, the date an amendment to Schedule A to this Agreement adding the new Fund is executed) and, unless sooner terminated as provided herein, shall remain in effect for a period of two (2) years from that date. Thereafter, if not terminated, this Agreement shall continue in effect from year to year thereafter provided such continuance shall be approved at least annually by (a) a majority of the Board of Directors or by the affirmative vote or written approval of the holders of a majority of the outstanding Shares and (b) a majority of the Board of Directors who are not interested persons of the Underwriter, the term "interested person" having the meaning defined in Section 2(a)(19) of the 1940 Act. This Agreement is terminable without penalty, on not less than sixty (60) days prior written notice, by the Company's Board of Directors, by vote of a majority of the outstanding voting securities of the Company or by the Underwriter. This Agreement will also terminate automatically in the event of its assignment (as such term is defined in the 1940 Act).

     11. Amendment. This Agreement may not be amended or changed in any manner except by a written agreement executed by both the Company and the Underwriter.

     12. Jurisdiction. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York and in accordance with the 1940 Act. In case of any conflict, the 1940 Act shall control.

     13. Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Funds, Inc.) and its Directors. The terms "Gartmore Mutual Funds II, Inc." and the "Directors of Gartmore Mutual Funds II, Inc." refer respectively to the Company created and the Board of Directors, as directors but not individually or personally, acting from time to time under the Articles of Incorporation dated as of March 12, 1999, as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Maryland and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Company entered into in the name or on behalf thereof by any of Gartmore Mutual Funds II, Inc.'s Board of Directors, representatives, or agents are not made individually, but only in their capacities with respect to the Gartmore Mutual Funds II, Inc. Such obligations are not binding upon any of the Board of Directors, shareholders, or representatives of the Company personally, but bind only the assets of the Company. All person dealing with any series of Shares of the Company must look solely to the assets of the Company belonging to such series for the enforcement of any claims against the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


     GARTMORE  MUTUAL  FUNDS  II,  INC.
     (formerly  GAMNA  Series  Funds,  Inc.)

     By:_________________________________
     Name:_______________________________
     Title:______________________________


     GARTMORE  DISTRIBUTION  SERVICES,  INC.

     By:_________________________________
     Name:_______________________________
     Title:______________________________

               [Please attach a Form of dealer agreement for Board to approve (a "related agreement" under Rule 12b-1)]

                                   SCHEDULE A

                             Underwriting Agreement

                     between Gartmore Mutual Funds II, Inc.
                       (formerly GAMNA Series Funds, Inc.)

                                       and

                      Gartmore Distribution Services, Inc.
                           (Effective August 18, 2003)

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NAME  OF  FUND
Gartmore  Focus  Fund  (formerly  GAMNA  Focus  Fund)